              SCHEDULE FOR COMPUTATIONS OF PERFORMANCE QUOTATIONS
                          TCW/DW MID-CAP EQUITY TRUST




(A) AVERAGE ANNUAL TOTAL RETURNS (I.E. STANDARDIZED COMPUTATIONS)

                             _                                    _
                            |        ______________________   |
FORMULA:                    |       |           |
                            |  /\ n |           ERV        |
                   T =      |    \  |      -------------  | - 1
                            |     \ |            P       |
                            |      \|           |
                            |_                  _|

                   T = AVERAGE ANNUAL COMPOUND RETURN
                   n = NUMBER OF YEARS
                 ERV = ENDING REDEEMABLE VALUE
                   P = INITIAL INVESTMENT

                                                 (A)
  $1,000        ERV AS OF      NUMBER OF    AVERAGE ANNUAL           CUMULATIVE
INVESTED - P      30-Nov-96    YEARS - n    COMPOUND RETURN - T    TOTAL RETURN
------------    -----------    ---------    -------------------    ------------

  27-Feb-96      $1,042.00        0.76             N/A                  4.20%



(B) TOTAL RETURN WITHOUT DEDUCTION FOR APPLICABLE SALES CHARGE
    (NON STANDARD COMPUTATIONS)
(C) AVERAGE ANNUAL RETURN WITHOUT DEDUCTION FOR APPLICABLE SALES CHARGE (NON STANDARD COMPUTATIONS)

                             _                                    _
                            |        ______________________   |
FORMULA:                    |       |           |
                            |  /\ n |           EV        |
                   t =      |    \  |      -------------  | - 1
                            |     \ |            P       |
                            |      \|           |
                            |_                  _|

                                EV
                   TR =     ----------     - 1
                                P


               t = AVERAGE ANNUAL COMPOUND RETURN
                   (NO DEDUCTION FOR APPLICABLE SALES CHARGE)
               n = NUMBER OF YEARS
              EV = ENDING VALUE (NO DEDUCTION FOR APPLICABLE SALES CHARGE)
               P = INITIAL INVESTMENT
              TR = TOTAL RETURN (NO DEDUCTION FOR APPLICABLE SALES CHARGE)


                                 (B)                          (C)
 $1,000         EV AS OF        TOTAL          NUMBER OF    AVERAGE ANNUAL
INVESTED - P       30-Nov-96    RETURN - TR    YEARS - n    COMPOUND RETURN - t
------------    ------------    -----------    ---------    -------------------

  27-Feb-96      $1,092.00        9.20%           0.76             N/A

(D)           GROWTH OF $10,000
(E)           GROWTH OF $50,000
(F)           GROWTH OF $100,000

FORMULA:      G=  (TR+1)*P
              G=  GROWTH OF INITIAL INVESTMENT
              P=  INITIAL INVESTMENT
              TR= TOTAL RETURN SINCE INCEPTION

                TOTAL          (D)   GROWTH OF           (E)   GROWTH OF         (F)   GROWTH OF
INVESTED - P    RETURN - TR    $10,000 INVESTMENT - G    $50,000 INVESTMENT-G    $100,000 INVESTMENT - G
------------    -----------    ----------------------    --------------------    -----------------------

  27-Feb-96         9.20              $10,920                   $54,600                 $109,200
